Exhibit 10.3
GANNETT CO., INC.
EMPLOYEE RESTRICTED STOCK UNIT GRANT AGREEMENT
THIS EMPLOYEE RESTRICTED STOCK UNIT GRANT AGREEMENT (this “Agreement”) is made as of [Grant Date], by and between Gannett Co., Inc., a Delaware corporation (the “Company”), and [Grantee Name] (the “Grantee”).
WHEREAS, the Company has adopted the Gannett Co., Inc. 2023 Stock Incentive Plan (the “Plan”); and
WHEREAS, Section 9 of the Plan allows for the grant of Restricted Stock Units, as determined by the Committee, to employees of the Company and its Affiliates.
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:
1.    Grant of Restricted Stock Units. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee an award (the “Award”) of [Number of Shares Granted] Restricted Stock Units (collectively, the “RSUs”). Each RSU represents the right to receive one (1) share of Common Stock, subject to vesting as provided herein.
2.    Grant Date. The grant date of the RSUs hereby granted is [Grant Date] (the “Grant Date”).
3.    Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made a part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Board or the Committee, shall govern. Unless otherwise indicated herein, all capitalized terms that are used, but not otherwise defined, herein shall have the meanings given to such terms in the Plan.
4.    Vesting. The RSUs shall vest as follows: one-third on the first anniversary of the Grant Date; one-third on the second anniversary of the Grant Date; and the remaining one-third on the third anniversary of the Grant Date; provided that, with respect to each vesting date, the Grantee remains in continuous service as an employee of the Company or its Affiliates through the applicable vesting date. Notwithstanding the foregoing, in the event that the Grantee’s service as an employee of the Company or its Affiliates ends on account of the Grantee’s death or Disability at any time, all unvested RSUs not previously forfeited shall immediately vest on the date such service ends.
5.    Settlement. Subject to Sections 12 and 14 of this Agreement, any shares of Common Stock issuable in respect of the RSUs that have vested in accordance with the terms of this Agreement shall be delivered to the Grantee as soon as practicable following the applicable date of vesting, but in no event later than March 15th of the calendar year following the calendar year that includes the applicable date of vesting.

6.    Forfeiture. Subject to the provisions of the Plan and Section 4 of this Agreement, RSUs which have not vested by the date the Grantee’s service as an employee of the Company or its Affiliates ends for any reason shall immediately be forfeited on such date.
7.    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.
8.    Integration. This Agreement and the Plan contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.
9.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
10.    Grantee Acknowledgment. The Grantee hereby acknowledges receipt of a copy of the Plan. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Board, or a Committee thereof, in respect of the Plan, this Agreement and the RSUs shall be final and conclusive.
11.    Non-Transferability. The RSUs awarded pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (“Transfer”), other than by will or by the laws of descent and distribution, except as provided in the Plan. Any purported Transfer of RSUs or any economic benefit or interest therein in violation of this Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company. If any prohibited Transfer, whether voluntary or involuntary, of the RSUs is attempted to be made, or if any attachment, execution, garnishment, or lien shall be attempted to be issued against or placed upon the RSUs, the Grantee’s right to such RSUs shall be immediately forfeited to the Company, and this Agreement shall be null and void.
12.    Taxes. The Grantee may be required, as a condition to the delivery of any shares of Common Stock relating to the RSUs, to pay to the Company, in cash, the amount of any applicable withholding taxes in respect thereof. The Company shall be entitled to take such other action as the Company deems necessary or appropriate to satisfy all obligations for the payment of such withholding taxes, including, solely in the Committee’s discretion, the withholding of shares of Common Stock with a maximum aggregate Fair Market Value equal to such amount of taxes required to be withheld, determined based on the greatest statutory withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to the RSUs granted hereunder, as determined by the Company.
13.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws of such state.
14.    Securities Laws Requirements. The Company shall not be obligated to issue shares of Common Stock to the Grantee, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time).
15.    Notices. All notices or other communications provided hereunder must be in writing and mailed or delivered either (a) to the Company at its principal place of business or (b) to the Grantee at the address on file with the Company, or such other address as the Company or the Grantee may provide to the other for purposes of providing notice. Any such notice shall be deemed effective (i) upon delivery if delivered in person; (ii) on the next business day if transmitted by national overnight courier; and (iii) on the fourth business day following mailing by registered or certified mail, postage prepaid.
16.    Agreement Not a Contract for Services. Neither the Plan, the granting of the RSUs, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any of its Affiliates for any period of time or at any specific rate of compensation.
17.    Representations. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
18.    Amendments; Construction. The Committee may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Grantee hereunder without the Grantee’s consent. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of this Agreement and shall have no effect on the interpretation hereof.
19.    Adjustments. Pursuant to Section 11.1 of the Plan, in the event of any change in the outstanding shares of Common Stock of the Company by reason of any corporate transaction or change in corporate capitalization such as a stock split, reverse stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, consolidation, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to stockholders other than a normal cash dividend, partial or complete liquidation of the Company or other extraordinary or unusual event, the Committee shall make such adjustments to the class and number of shares subject to the Award (provided that the number of shares of any class subject to the Award shall always be a whole number), as may be determined to be appropriate by the Committee and such adjustments shall be final, conclusive and binding for all purposes.

20.    No Stockholder Rights. The Grantee shall have no rights of a stockholder (including voting rights or the right to distributions or dividends) until shares of Common Stock are delivered to the Grantee following vesting of the RSUs.
21.    Section 409A. The Award is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other guidance issued thereunder (collectively, “Section 409A”), under the short-term deferral exemption described in Section 1.409A-1(b)(4) of the Treasury Regulations, and this Agreement shall be interpreted and administered consistent with such intention. Notwithstanding the foregoing, the Company makes no representations that the Award is exempt from or complies with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A.
22.    Discretionary Plan; Employment. The Plan is discretionary in nature and may be varied, suspended or terminated by the Company at any time and for any reason. With respect to the Plan, (a) each grant of an Award is a one-time benefit which does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards; (b) all determinations with respect to any such future grants, including, but not limited to, the times when the Awards shall be granted, the number of shares subject to Awards, the payment dates and the vesting dates, will be at the sole discretion of the Company; (c) the Grantee’s participation in the Plan shall not create a right to further employment and shall not interfere with the ability of the employer to terminate the Grantee’s employment relationship at any time with or without cause; (d) notwithstanding the foregoing or any other provision of the Plan or this Agreement, the Grantee’s participation in the Plan shall not create an employment relationship between the Grantee and the Company, and the Plan and this Agreement do not constitute all or any part of any employment agreement; (e) participation in the Plan is voluntary; (f) the Award is not part of normal and expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payment, bonuses, long-service awards, pension or retirement benefits, or similar payments; (g) the Grantee waives any and all rights to compensation or damages in consequence of the termination of the Grantee’s employment or office holding for any reason whatsoever (whether or not such termination is wrongful or unfair) insofar as those rights arise or may arise from the Grantee ceasing to have rights under this Agreement as a result of such termination; and (h) the future value of the Award is unknown and cannot be predicted with certainty.
23.    Clawback Policy. Notwithstanding any other provision of this Agreement to the contrary, any shares of Common Stock issued hereunder, and/or any amount received with respect to any sale of any such shares of Common Stock, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Detrimental Conduct Recoupment Policy, the Company’s Policy for the Recovery of Erroneously Awarded Compensation, as well as any other recoupment or similar policy, if any, that the Company may adopt from time to time (collectively, the “Policies”). The Grantee agrees and consents to the Company’s application, implementation and enforcement of (a) the Policies that may apply to the Grantee; and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policies or applicable law without further consent or action being required by the Grantee. To the extent that the terms of this Agreement and any Policy conflict, then the terms of the Policy shall prevail.
[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and the Grantee has hereunto signed this Agreement on the Grantee’s own behalf, thereby representing that the Grantee has carefully read and understands this Agreement and the Plan as of the day and year first written above.
GANNETT CO., INC.

_____________________________
By:
Title:

Acknowledged and Accepted:

_____________________________
[Grantee Name]